UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2008

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

Room 905, 9/F, Two Chinachem Exchange Square, 338 King’s Road, North Point, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 11, 2008, the Secretary of State of Nevada accepted for filing, a Certificate of Change with respect to a reverse stock split of our authorized and issued and outstanding shares of common stock on a one new for ten old basis, as approved by our board of directors on May 31, 2008.

As a result, our authorized common share capital decreased from 500,000,000 shares of common stock to 50,000,000 shares of common stock and correspondingly our issued and outstanding common share capital will decrease from 167,569,367 shares of common stock to approximately 16,756,937 shares of common stock. Fractional shares will be rounded up. The authorized and issued and outstanding number of our preferred shares and convertible securities have not been consolidated.

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Item 7.01	Regulation FD Disclosure

The Reverse Stock Split became effective with the Over-the-Counter Bulletin Board at the opening for trading on June 11, 2008 under the new stock symbol “BPAC”. Our new CUSIP number is 09064K 208.

Item 9.01	Financial Statements and Exhibits.
3.1	Certificate of Change filed with the Secretary of State of Nevada on June 6, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By:   /s/ Gerald Lau

Gerald Lau
President and a Director
Dated: June 11, 2008

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